                                                                       EXHIBIT 5



                                                                January 16, 2001



The PNC Financial Services Group, Inc.
249 Fifth Avenue
Pittsburgh, PA 15222-2707

                   Re: The PNC Financial Services Group, Inc.
                       Common Stock, $5.00 par value
                               22,000,000 shares

                     The PNC Financial Services Group, Inc.
             1997 Long-Term Incentive Plan, as amended (the "Plan")

Ladies and Gentlemen:

         This opinion is being submitted in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in respect of 22,000,000 shares of the Common Stock, par value $5.00 per share, of The PNC Financial Services Group, Inc. (the "Common Stock" and the "Company," respectively).

         I have examined and am familiar with the Restated Articles of Incorporation and the By-Laws, both as amended, of the Company, a Pennsylvania corporation. I am of the opinion that the Company is a duly organized and validly existing corporation under the laws of the Commonwealth of Pennsylvania.

         I am further of the opinion that the corporate proceedings to authorize the issuance of 22,000,000 shares of Common Stock for use under the Plan have been duly taken in accordance with the applicable law, and that said 22,000,000 shares of Common Stock have been duly authorized for issuance.

         In addition, I am of the opinion that the 22,000,000 shares reserved, when issued as provided in the Plan and the corporate proceedings related thereto, will be legally issued, fully paid and nonassessable.

         I know that I am referred to in the Registration Statement relating to the Common Stock to be issued pursuant to the Plan, and I hereby consent to such use of my name in such Registration Statement and to the use of this opinion for filing as an exhibit to such Registration Statement as Exhibit 5 thereto.

                                          Very truly yours,


                                          /s/  Karen M. Barrett
                                          --------------------------------------
                                          Karen M. Barrett,
                                          Senior Counsel,
                                          The PNC Financial Services Group, Inc.